EX-99.B10b

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference in this Registration Statement of Jackson National Separate Account III on Form N-4 to our report dated February 5, 1999, relating to the financial statements of Jackson National Life Insurance Company for the year ended December 31, 1998, which appear in such Registration Statement.



PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 13, 2001